Exhibit 32.1
CERTIFICATION PURSUANT TO
RULE 13A-14(B) AND 18 U.S.C. SECTION 1350
     In connection with the Annual Report of MRV Communications, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on March 3, 2006, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MRV COMMUNICATIONS, INC
By: /s/ Noam Lotan

Noam Lotan
President and Chief Executive Officer

By: /s/ Kevin Rubin

Kevin Rubin
Chief Financial Officer and Corporate Compliance Officer

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